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                                                                    EXHIBIT 99.2


                                 AMENDMENT NO. 2


      AMENDMENT NO. 2 dated as of December 29, 2003 (the "Amendment") to the Amended and Restated Credit and Guaranty Agreement dated as of March 28, 2003, as amended by Amendment No. 1 dated as of June 16, 2003 (as so amended , the "Credit Agreement") among Reliant Resources, Inc., as a Borrower and a Guarantor ("RRI"), the other Credit Parties referred to therein, as Borrowers and/or Guarantors, the lenders referred to therein (the "Lenders"), Bank of America, N.A., as Administrative Agent, as Collateral Agent and as an Issuing Bank, Barclays Bank PLC and Deutsche Bank AG, New York Branch, as Syndication Agents, Citicorp USA, Inc., as Tranche A Agent and Citibank, N.A., as Tranche A Collateral Agent.

                             INTRODUCTORY STATEMENT


      All capitalized terms not otherwise defined in this Amendment are used herein as defined in the Credit Agreement.

      RRI is proposing to (1) terminate the Senior Priority Facility, (2) use all of the deposits in the Purchase Escrow Account to prepay Term Loans and Tranche A Loans with such deposits to the extent required under Section 5.18(e) of the Credit Agreement if the Purchase Escrow Account were terminated, (3) prepay outstanding Revolving Credit Loans (but not reduce the Total Revolving Credit Commitment) in an amount equal to 50% of the proceeds of the Junior Securities issued on or before the Amendment No. 2 Effective Date that in accordance with Section 5.18 would be released to RRI for general corporate purpose if the Purchase Escrow Account were terminated, and (4) amend the Credit Agreement (a) to have the ability to replace the Senior Priority Facility at a later date with another senior priority or pari passu credit facility and (b) to permit the acquisition of certain assets to support its retail business in Texas. In addition, RRI has requested that certain other amendments to the Credit Agreement be made all as herein set forth.

      Subject to the terms and conditions hereof, the Lenders are willing to agree to such amendment, but only upon the terms and conditions set forth herein.

      In consideration of the mutual agreements contained herein and other good and valuable consideration the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

      SECTION 1. Amendments to the Credit Agreement.

         (A) The definition of "Excluded Cash" in Article 1 of the Credit Agreement is hereby amended by adding the following new clause at the end thereof immediately after the word "Days":

            ", and (vii) until the Final Expiration Date of the Usage Period applicable to the Indebtedness described below, Net Cash Proceeds from the issuance of Indebtedness permitted by Section 6.1(p) or
            Section 6.1(s) hereof, which Net Cash Proceeds are held in a segregated deposit account with the Administrative Agent or a Securities Account with an affiliate of the Administrative Agent (which account (in either case) is subject to a Control Agreement in form and substance satisfactory to the Administrative Agent)."

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         (B) The definition of "Material Indebtedness" in Article 1 of the
Credit Agreement is amended in its entirety to read as follows:

            "'Material Indebtedness' shall mean (i) Indebtedness (other than the Loans and Letters of Credit) of any one or more of the Credit Parties and/or Subsidiaries of a Credit Party in an aggregate principal amount exceeding $50,000,000 and (ii) Indebtedness under any Replacement Senior Priority Facility. For purposes of determining Material Indebtedness set forth in clause (i) above, the "principal amount" of the obligations of any Credit Party or Subsidiary thereof in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (after giving effect to any enforceable netting agreements) that such Credit Party or Subsidiary would be required to pay if such Hedging Agreement were terminated at such time."

         (C) The definition of "Specified Date" in Article 1 of the Credit Agreement is amended in its entirety to read as follows:

            "'Specified Date' shall mean the earliest to occur of (i) September 15, 2004 without a definitive agreement being executed in connection with a Permitted TG Purchase Transaction and without the Texas Genco Option having been exercised, (ii) the consummation date of the purchase of 100% of the equity of Texas Genco by RRI or any of its Subsidiaries and the payment of any control premium in connection therewith, (iii) the date that CenterPoint or any of its Subsidiaries sells or otherwise disposes of more than twenty percent (20%) of the issued and outstanding common stock of Texas Genco to a Person other than RRI or one of its Subsidiaries, (iv) the Outside Date, and (v) the date on which RRI voluntarily terminates the Purchase Escrow Account in accordance with Section 5.18(k) hereof."

         (D) The definition of "TG Basket Amount" in Article 1 of the Credit Agreement is hereby deleted in its entirety.

         (E) The last sentence of the definition of "Total Senior Priority Commitment" in Article 1 of the Credit Agreement is hereby amended in its entirety to read as follows:

            "On the Amendment No. 2 Closing Date, the Total Senior Priority Commitment was terminated."

         (F) The following definitions are hereby added to Article 1 of the Credit Agreement in alphabetical order:

            "'Amendment No. 2 Closing Date' shall mean the Amendment No. 2 Effective Date (as such term is defined in Amendment No. 2 dated as of December 29, 2003, to this Credit Agreement).

            'Basket Debt Amount' shall mean, on any date of determination, an amount equal to the sum of: (i) the aggregate original principal amount of all Indebtedness of a Credit Party incurred to finance the acquisition of Permitted ERCOT Assets as contemplated by Section 6.1(s) hereof, plus


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            (ii) the aggregate principal amount of any Indebtedness assumed or acquired by a Credit Party or a Subsidiary of a Credit Party upon, and in connection with, the acquisitions of Permitted ERCOT Assets as contemplated by Section 6.1(t) hereof, plus (iii) 50% of the aggregate original principal amount of Junior Debt Securities issued since the Amendment No. 2 Closing Date the Net Cash Proceeds of which have been used to finance the acquisition of Permitted ERCOT Assets, plus (iv) the aggregate outstanding original amount of Junior Debt Securities the Net Cash Proceeds of which have been deposited into the Purchase Escrow Account pursuant to Section 5.18(a) hereof and have been used to purchase the equity of Texas Genco as contemplated by Section 5.18 hereof.

            'ERCOT Asset Purchase Price' shall mean, for any acquisition (or series of related acquisitions pursuant to a single purchase and sale agreement) of Permitted ERCOT Assets, the aggregate amount of all cash paid and the outstanding principal amount of all Indebtedness assumed or acquired by a Credit Party or a Subsidiary of a Credit Party upon and in connection with, such acquisition as permitted by Section 6.1(t) hereof.

            'Final Expiration Date' shall have the meaning given to such term in the definition of "Usage Period" set forth in this Article 1.

            'Final Senior Priority Lender' shall mean each Senior Priority Lender as of December 15, 2003.

            'Initial Expiration Date' shall have the meaning given to such term in the definition of "Usage Period" set forth in this Article 1.

            'Junior Debt Securities' shall mean senior subordinated notes issued by RRI which notes constitute Junior Securities hereunder.

            'Permitted ERCOT Assets' shall mean (i) electric generating assets together with assets related thereto (including any assets related to the operation and fuel supply of such electric generating assets) which electric generating assets support the Credit Parties' retail business solely in the State of Texas, including, without limitation, electric generating assets owned by Texas Genco; and
            (ii) all (but not less than all) of the Equity Interests of any Person that owns solely Permitted ERCOT Assets (whether directly or through one or more wholly-owned Subsidiaries) described in clause
            (i) above; provided, however, that the term "Permitted ERCOT Asset" shall not include any Equity Interest in Texas Genco or TG Holdco.

            'Replacement Senior Priority Facility' shall mean a credit facility of up to $300 million that (a) qualifies as the "Credit Agreement Priority Facility" under the terms of the Secured Note Agreements in effect on December 31, 2003, (b) provided only one or more Credit Parties shall be direct or contingent obligors in respect of such Indebtedness, (c) has a rate of interest that does not exceed the then applicable market rate of interest for Indebtedness having comparable terms, (d) has material terms


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            which, together with the terms of any related agreement or instrument entered into in connection therewith, taken as whole, are no less favorable in any material respect to the obligors thereof and to the Lenders, the Revolver Issuing Banks and the Agents than the terms of this Credit Agreement and the other Fundamental Documents, (e) is subject to a condition to funding at least as restrictive as the Senior Priority Anti-Hoarding Condition, (f) limits the use of loan proceeds solely to secure or to prepay obligations for RRI and its Subsidiaries' ongoing commercial and trading operations, and not for other general corporate or other working capital purposes, (g) is only secured with Replacement Senior Priority Facility Liens, and (h) has terms that are permitted under each Secured Note Agreement.

            'Replacement Senior Priority Facility Liens' shall mean Liens in the Collateral that (a) qualify as "Credit Agreement Priority Facility Liens" under the terms of the Secured Note Agreements in effect on December 31, 2003, (b)(i) are senior to the Shared Collateral and the Separate Collateral to the same extent as such Credit Agreement Priority Facility Liens under the Collateral Trust Agreement and the Senior Note Agreement, all as in effect on December 31, 2003 or (ii) are pari passu with the Shared Collateral and the Separate Collateral, (c) are otherwise granted to the Collateral Trustee and are permitted by and subject to the Collateral Trust Agreement, and
            (d) are permitted under each Secured Note Agreement.

            'Usage Period' shall mean, with respect to any Indebtedness issued pursuant to Section 6.1(s) hereof, or any Indebtedness which is issued pursuant to Section 6.1(p) and the Net Cash Proceeds of which are being held in a segregated account as contemplated by clause
            (vii) of the definition of "Excluded Cash" herein, the period beginning on the date the Net Cash Proceeds of such Indebtedness are deposited in the segregated account for purposes of an acquisition contemplated by Sections 6.3(x) and 6.5(b)(vi) and ending one hundred eighty days (180) thereafter (such date being referred to as the "Initial Expiration Date") subject to the following:

                        (i) if on or prior to the applicable Initial Expiration
                  Date, a definitive purchase agreement with one or more unaffiliated third parties has been fully executed with respect to the applicable acquisition transaction to be financed (in whole or in part) by such Indebtedness, then the applicable Initial Expiration Date for such Indebtedness shall be extended until the termination of such definitive agreement or the closing of the applicable transaction;

                        (ii) if any definitive agreement set forth in clause (i)
                  is terminated prior to the closing of the applicable transaction, then the applicable Initial Expiration Date shall be further extended by an additional period of one hundred eighty days (180) from the date of such termination; and


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                        (iii) if a second definitive agreement with one or more
                  unaffiliated third parties has been fully executed with respect to an acquisition transaction which is to be financed (in whole or in part) by such Indebtedness on or before the extended Initial Expiration Date pursuant to clause (ii) above, then the Initial Expiration Date shall be further extended until the termination of such definitive agreement or the closing of the applicable transaction (the Initial Expiration Date, as it may be extended pursuant to any of the foregoing clauses (i)-(iii) above, shall be referred to herein as "Final Expiration Date"); provided, however, that the Initial Expiration Date or the Final Expiration Date may be extended at any time with the prior written consent of the Agents."

         (G) Section 2.11(f) of the Credit Agreement is hereby amended by inserting the following new sentence at the end thereof.

            "Immediately upon the expiration of the Usage Period with respect to any Indebtedness permitted under Section 6.1(s), to the extent that the Net Cash Proceeds of such Indebtedness have not been used during the applicable Usage Period to purchase Permitted ERCOT Assets as contemplated by Sections 6.3(x) and 6.5(b)(vi) hereof, RR1 shall prepay or cause to be prepaid Loans (determined as provided in Sections 2.11(k) and 2.11(l) below) in an amount equal to 100% of such Net Cash Proceeds."

         (H) Paragraph (g) of Section 5.1 of the Credit Agreement is amended in its entirety to read as follows:

            "(g)(i) On or before the earlier of (X) fifteen (15) days after the forecast discussed in this Section 5.1(g) is presented to RRI's Board of Directors and (Y) April 15, 2004 and January 31 of each calendar year thereafter, and (ii) on or before July 31 of each calendar year, a monthly liquidity forecast for the twelve (12) month period beginning on January 1 and July 1, respectively, of such calendar year substantially in the form set forth in the January 22, 2003 Lender Presentation;"

         (I) Paragraph (h) of Section 5.1 of the Credit Agreement is amended in its entirety to read as follows:

            "(h) On or before the earlier of (i) fifteen (15) days after the business plan referred to herein is presented to RRI's Board of Directors and (ii) April 15, 2004 and January 31 of each calendar year thereafter, an updated business plan on a consolidated and deconsolidated basis for RRI and its Consolidated Subsidiaries, and for RRI and its Consolidated Subsidiaries exclusive of the Excluded Entities, showing in each case, the projections and forecasts of the financial condition and operations for such parties for each fiscal quarter of the immediately succeeding fiscal year and for each annual period for the succeeding four fiscal years, with supporting assumptions and schedules (it being understood that such


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            business plan and level of detail shall be in a format substantially similar to the January 22, 2003 Lender Presentation);"

         (J) Paragraph (i) of Section 5.1 of the Credit Agreement is amended in its entirety to read as follows:

            "(i) With respect to each fiscal quarter ending on or prior to September 30, 2003, within forty-five (45) days after the end of each such fiscal quarter, such information as required pursuant to the FA Engagement Letter (which letter shall require that RRI deliver the information set forth therein to the applicable financial advisor of the Administrative Agent only, with respect to each such fiscal quarter occurring after the Closing Date);"

         (K) Section 5.1(j) of the Credit Agreement is amended in its entirety to read as follows:

            "(j) Promptly after the acquisition of any Permitted ERCOT Asset, notice thereof to the Agents;"

         (L) Section 5.11 of the Credit Agreement is hereby amended by adding a new Subsection (e) at the end thereof as follows:

            "(e) In connection with the acquisition of any Permitted ERCOT Assets pursuant to Section 6.3(x) and Section 6.5(b)(vi) hereof, this Section 5.11 shall not apply to any Person acquiring or holding Permitted ERCOT Assets to the extent the terms of the Indebtedness permitted to be incurred or assumed by such Person pursuant to the terms of Section 6.1(t) hereof would prohibit or restrict such Person that is the direct borrower of such Indebtedness (or any subsidiary of such borrower) from complying with this Section 5.11; provided, that the Person acquiring such Permitted ERCOT Assets causes all such Permitted ERCOT Assets to become Shared Collateral and takes all steps necessary to cause Liens in favor of the Collateral Trustee to be granted, in each case to the extent and in the manner set forth in Section 6.1(s)(iii) hereof."

         (M) Section 5.14(a) of the Credit Agreement is hereby amended in its entirety to read as follows:

            "(a) Subject to the immediately succeeding sentence, use the proceeds of Revolving Credit Loans solely for working capital and other general corporate purposes which are not otherwise prohibited by the terms of this Credit Agreement or any of the other Fundamental Documents. RRI hereby agrees that no proceeds of Revolving Credit Loans may be used to purchase any Equity Interests of Texas Genco or to purchase any Permitted ERCOT Asset, or to fund any portion of any ERCOT Asset Purchase Price."

         (N) Section 5.18 of the Credit Agreement is hereby amended in its entirety to read as set forth on Annex A hereto.


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         (O) Section 5.20 of the Credit Agreement is hereby amended by adding the following new subsection at the end thereof:

            "(c) If requested, deliver to the Administrative Agent, the Collateral Trustee and their respective counsel, on or before January 31, 2004 (or such later date as shall be agreed to by the Administrative Agent), an amendment to the Securities Account Control Agreement previously executed with respect to the Purchase Escrow Account which amendment (i) shall modify the provisions of such Control Agreement to conform to the revised Section 5.18 hereto in effect after the Amendment No. 2 Closing Date and (ii) shall be in form and substance reasonably satisfactory to the Administrative Agent and its counsel."

         (P) Section 5.24 of the Credit Agreement is hereby amended:

            (i) by inserting the phrase "or Section 6.1(s)" immediately after the phrase "Section 6.1(b)(i)" appearing in the second line thereof; and

            (ii) by inserting the phrase ", or Section 6.1(s) and 6.2(w) (as applicable)" immediately after the phrase "6.1(b)(i) and 6.2(w)" appearing in the third line thereof.

         (Q) Clause (i) of Section 6.1(p) of the Credit Agreement is hereby amended (i) by deleting the word "and" at the end thereof, and (ii) by adding the following new proviso at the end of such clause, immediately after the words "Fundamental Documents":

            "provided, further, however, (A) that if such Indebtedness is being issued to finance (in whole or in part) the acquisition of a Permitted ERCOT Asset and if RRI or any Subsidiary of RRI has purchased the equity of Texas Genco as contemplated by Section 5.18 hereof, then the aggregate original principal amount of such Indebtedness shall not exceed the lesser of: (I) an amount equal to $1 billion minus the then current Basket Debt Amount, and (II) $250 million; and (B) that if such Indebtedness is being issued to finance (in whole or in part) the acquisition of a Permitted ERCOT Asset and if RRI or any Subsidiary of RRI has not purchased the equity of Texas Genco as contemplated by Section 5.18 hereof, then the aggregate original principal amount of such Indebtedness shall not exceed an amount equal to $1 billion minus the then current Basket Debt Amount; and"

         (R) Section 6.1 of the Credit Agreement is hereby amended:

            (i) by substituting "; and" for the period at the end of paragraph
      (q); and

            (ii) by adding the following new paragraphs (r), (s), and (t):

                  "(r) Indebtedness under a Replacement Senior Priority
            Facility;


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                  (s) Indebtedness the Net Cash Proceeds of which are used prior to the Final Expiration Date of the applicable Usage Period for such Indebtedness, to acquire Permitted ERCOT Assets, provided, that:

                        (i) (A) if RRI or any Subsidiary of RRI has purchased
                  the equity of Texas Genco as contemplated by Section 5.18 hereof, then the aggregate original principal amount of such Indebtedness shall not exceed the lesser of: (I) an amount equal to $1 billion minus the then current Basket Debt Amount, and (II) $250 million; and (B) if RRI or any Subsidiary of RRI has not purchased the equity of Texas Genco as contemplated by
                  Section 5.18 hereof, then the aggregate original principal amount of such Indebtedness shall not exceed an amount equal to $1 billion minus the then current Basket Debt Amount;

                        (ii) such Indebtedness (A) qualifies as "Sharing
                  Eligible Debt" under the Senior Note Agreements as in effect on December 31, 2003, and is otherwise permitted under each Senior Note Agreement, (B) provides for a final maturity no earlier than ninety (90) days after the Final Maturity Date and requires no principal amortization prior to the Final Maturity Date, (C) provides that only one or more Credit Parties shall be direct or contingent obligors in respect of such Indebtedness, (D) specifies a rate of interest that does not exceed the then applicable market rate of interest for Indebtedness having comparable terms, and (E) has material terms which, together with the terms of any related agreement or instrument entered into in connection therewith, taken as whole, are no less favorable in any material respect to the obligors thereof than the terms of this Credit Agreement and the other Fundamental Documents; and

                        (iii) upon the acquisition of Permitted ERCOT Assets
                  with the proceeds of such Indebtedness, (A)(1) substantially all Permitted ERCOT Assets which are not Equity Interests, whether acquired directly by a Credit Party or owned and held by a Person (or one or more of such Person's Subsidiaries) whose Equity Interests were acquired directly by a Credit Party, shall become Shared Collateral and (2) any Equity Interests of a Person constituting Permitted ERCOT Assets acquired directly by a Credit Party or issued by a Subsidiary of an acquired Person shall become Shared Collateral or Separate Collateral and (B) the Liens in favor of the Collateral Trustee (1) encumbering such Permitted ERCOT Assets which are not Equity Interests of a Person directly acquired by a Credit Party shall, to the extent not prohibited under the corresponding Indebtedness, if any, under Section 6.1(t), be first priority Liens and in all other cases, shall be second priority Liens, which second priority Liens shall be subject to intercreditor arrangements reasonably satisfactory to the Agents, and (2) encumbering any Equity Interests constituting Permitted ERCOT


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                  Assets that were directly acquired by a Credit Party shall be first priority Liens;

                        (vi) promptly, but in not event later than three (3)
                  Business Days after the receipt of any Net Cash Proceeds by any Credit Party from the issuance by any Credit Party of any Indebtedness described in this Section 6.1(s), RRI shall cause to be deposited 100% of such Net Cash Proceeds received by a Credit Party into the segregated account contemplated by clause (vii) of the definition of "Excluded Cash" herein; and

                  (t) Indebtedness assumed by a Credit Party or any Subsidiary of a Credit Party (or acquired in connection with the acquisition of Equity Interests of a Person that owns Permitted ERCOT Assets as described in clause (ii) of the definition of "Permitted ERCOT Assets"), in either case which is (i) secured by any Permitted ERCOT Asset described in clause (i) of the definition thereof, or (ii) of an entity that solely, directly or indirectly, owns Permitted ERCOT Assets, in either case in existence at the time of the acquisition of such asset or entity by a Credit Party or a Subsidiary of a Credit Party (not in violation of any of the terms hereof); provided, that (A) such Indebtedness existed at the time the asset or entity was acquired and was not created in anticipation of the acquisition thereof, (B) such Indebtedness is recourse only to the specific asset acquired or entity and is otherwise non-recourse to RRI or any other Credit Party, (C) such Indebtedness does not contain cross-default or cross-acceleration provisions to the Credit Agreement, any Replacement Senior Priority Facility or any Secured Note Agreement (D) the outstanding principal amount of each such issue of Indebtedness does not exceed 25% of the ERCOT Asset Purchase Price for the related acquisition (or series of related acquisitions pursuant to any single purchase and sale agreement) of Permitted ERCOT Assets or of entities that solely, directly or indirectly, own Permitted ERCOT Assets, (E) if RRI or any Subsidiary of RRI has purchased the equity of Texas Genco as contemplated by
            Section 5.18 hereof, then the aggregate original principal amount of any such Indebtedness being assumed or acquired shall not exceed at any time, the lesser of: (I) an amount equal to $1 billion minus the then current Basket Debt Amount, and (II) $250 million; and (F) if RRI or any Subsidiary of RRI has not purchased the equity of Texas Genco as contemplated by Section 5.18 hereof, then the aggregate original principal amount of any such Indebtedness shall not exceed an amount equal to $1 billion minus the then current Basket Debt Amount;"

         (S) The following paragraph is hereby added at the end of Section 6.1 of the Credit Agreement, immediately after new subsection (t) thereto being added to the Credit Agreement by this Amendment:

            "Notwithstanding the foregoing subsections (a) through (t) of this
            Section 6.1, in order to acquire Permitted ERCOT Assets no Indebtedness shall be issued, assumed or acquired by RRI or any Subsidiary of RRI other than pursuant to Section 6.1(p) (subject to the


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            provisions of Section 2.11(g) hereof), Section 6.1(s) or Section
            6.1(t) above (as appropriate)."

         (T) Paragraph (m) of Section 6.2 of the Credit Agreement is amended in its entirety to read as follows:

                  "(m) Liens on an asset at the time of acquisition of such
            asset by a Credit Party or a Subsidiary thereof; provided, that (i) such Liens existed at the time of such acquisition and were not created in anticipation or contemplation of the acquisition of such asset, (ii) any such Lien does not by its terms cover any property or assets other than the property or assets acquired, and (iii) any such Lien does not by its terms secure any Indebtedness other than Indebtedness permitted pursuant to Sections 6.1(h) or (t) hereof;"

         (U) Paragraph (w) of Section 6.2 of the Credit Agreement is amended in its entirety to read as follows:

                  "(w) Liens securing Indebtedness permitted under Section
            6.1(b), 6.1(l), 6.1(q), and/or 6.1(s) hereof; provided, that any Liens securing Indebtedness permitted under Sections 6.1(b) and 6.1(s) shall be granted to the Collateral Trustee and shall be subject to the Collateral Trust Agreement;"

         (V) Section 6.2 of the Credit Agreement is hereby further amended:

                  (i) by substituting "; and" for the period at the end of paragraph (x) and

                  (ii) by adding the following new paragraph (y):

                        "(y) Replacement Senior Priority Facility Liens."

         (W) Section 6.3 of the Credit Agreement is amended:

                  (i) by deleting "and" at the end of paragraph (v);

                  (ii) by substituting "; and" for the period at the end of paragraph (w); and

                  (iii) by adding the following new paragraph (x):

                        "(x) acquisitions of Permitted ERCOT Assets by a Credit
                  Party (i) for an ERCOT Asset Purchase Price for each transaction (or related series of transactions pursuant to any single purchase and sale agreement) that is no more than the fair market value of the assets being acquired and (ii) for an aggregate ERCOT Asset Purchase Price which when added to the aggregate ERCOT Asset Purchase Price of all other acquisitions of Permitted ERCOT Assets previously made or being simultaneously made, does not exceed the following amount: (A) if RRI or any Subsidiary of RRI has purchased the equity of Texas Genco as contemplated by Section 5.18 hereof, the lesser of: (I) an amount equal to $1 billion minus the then current Basket Debt Amount, and (II) $250


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                  million; or (B) if RRI or any Subsidiary of RRI has not
                  purchased the equity of Texas Genco as contemplated by Section
                  5.18 hereof, an amount equal to $1 billion."

         (X) The last sentence of Section 6.3 of the Credit Agreement is amended in its entirety to read as follows:

                  "Notwithstanding the foregoing, each Credit Party agrees that it may not, and it will not permit any of its Subsidiaries to,
                  (I) make any acquisition of any Person, any line of business, or all or substantially all of the assets of any Person or line of business, except pursuant to Section 6.3(k), (u), or
                  (x) above or Section 6.5(b)(vi) below or (II) make any acquisition of any Permitted ERCOT Asset, except pursuant to
                  Section 6.3(x) above or Section 6.5(b)(vi)."

         (Y) Section 6.4(b) of the Credit Agreement is hereby amended:

            (i) by adding "6.1(s), 6.1(t)" after the number "6.1(j), 6.1(l)"
appearing in the third line thereof;

            (ii) by adding a new clause (iv) immediately after the end of clause
(iii) thereof as follows:

            "(iv) prepayment (whether in cash, securities or other property) in whole only (and not in part) in respect of any Indebtedness incurred pursuant to Section 6.1(t) hereof, provided that upon the prepayment in whole of such Indebtedness all Liens securing such Indebtedness are released and discharged and the priority of the Lien in favor of the Collateral Trustee encumbering the Permitted ERCOT Assets financed in part by such Indebtedness ranks, to the extent legally permitted, as a first-priority Lien; and"

            (iii) By amending clause (iv) thereof in its entirety to read as new clause (v) as follows:

            "(v) to make optional prepayments or other voluntary payments or distributions (whether in cash, securities or other property) in respect of Indebtedness incurred pursuant to Section 6.1(e), 6.1(g), 6.1(h) or 6.1(t) or any renewal or refinancing of any of the foregoing permitted by Section 6.1(n) hereof, up to an aggregate principal amount of $25,000,000 over the term of this Credit Agreement, and provided, that in all of the foregoing cases described in clause (i) through (v) above, at the time of any such prepayment, voluntary payment or distribution, no Event of Default shall have occurred and then be continuing, and"

            (iv) By amending clause (v) thereof to be renumbered as a new clause
(vi) and inserting the words "or Section 6.1(s)" immediately after the phrase "Section 6.1(b)" appearing therein.

         (Z) Paragraph (b) of Section 6.5 of the Credit Agreement is amended:

            (i) by deleting "and" at the end of clause (iv);

            (ii) by substituting "; and" for the period at the end of clause
      (v); and

            (iii) by adding the following new clause (vi):

                  "(vi) the acquisition of a Permitted ERCOT Asset pursuant to, and meeting the criteria set forth in, Section 6.3(x) hereof."

         (AA) Section 6.9 of the Credit Agreement is amended by adding a new paragraph (f) as follows:

            "(f) Permitted ERCOT Assets. Consolidated Capital Expenditures (i) in connection with the acquisition of Permitted ERCOT Assets as permitted by Section 6.3(x) and/or Section 6.5(b)(vi) of this Agreement, and (ii) for the maintenance, operation or replacement (including expenditures to improve operating efficiencies and environmental compliance) of the Permitted ERCOT Assets in connection with the operation of such assets, in annual amounts that are prudent and appropriate for the size, age, and technology of such assets determined by agreement between RRI and the Agents negotiated in good faith."

         (BB) Clause (ii)(C) in the proviso to Section 6.11 of the Credit Agreement is amended in its entirety to read as follows:

            "(C)(1) restrictions and conditions set forth in any agreement creating or evidencing any Indebtedness permitted by Section 6.1(b)(i), (r), or (s) hereof; provided, that any such Indebtedness and such restrictions and conditions continue to satisfy each of the conditions set forth in such Section 6.1(b)(i), (r), or (s); and (2) restrictions and conditions set forth in any agreement creating or evidencing any Indebtedness permitted by Section 6.1(t) hereof; provided, that any such restrictions or conditions described in clause (2) above were consented to by the Agents, in their sole discretion, and such Indebtedness and such restrictions and conditions otherwise continue to satisfy each of the conditions set forth in such Section 6.1(t),"

         (CC) Section 7(f) of the Credit Agreement is hereby amended by inserting the words "or Section 6.1(s)" immediately after the phrase "Section 6.1(b)(i)" appearing in clause (ii) of the parenthetical phrase appearing at the end of such section.

         (DD) Section 10.1(c) of the Credit Agreement is hereby amended by (i) deleting the period at the end of clause (vii) appearing therein and inserting "; and" in lieu thereof; and (ii) inserting the following new clause immediately after such clause (vii):

            "(viii) to enter into (and/or authorize the Collateral Trustee to enter into) intercreditor and/or subordination agreements and amendments to the Security Documents, on terms acceptable to the Agents, in connection with any Replacement Senior Priority Facility."

         (EE) The following new Section 11.28 is thereby added to the Credit Agreement immediately after Section 11.27 appearing therein:

            "SECTION 11.28 Replacement Senior Priority Facility First Refusal Right.


            (a) RRI agrees to give each Final Senior Priority Lender and the Administrative Agent a copy of any "request for proposal" (or similar document) for a Replacement Senior Priority Facility promptly, but in any event within two (2) days after RRI sends such request to any Person, and to provide each Final Senior Priority Lender within one (1) Business Day of its request, with any and all due diligence materials delivered by, or on behalf of, RRI or any of its Affiliates or advisors to any Person receiving such request.

            (b) Promptly after its receipt of a binding commitment for a Replacement Senior Priority Facility from any Person who is not a Final Senior Priority Lender (an "Outside Commitment"), RRI agrees to give each Final Senior Priority Lender written notice of such commitment along with a copy of such commitment. The Final Senior Priority Lenders shall then have a right of first refusal to provide to RRI on or before 5:00 p.m. New York time on the tenth (10th) day (the "SPF Commitment Date") after their receipt of such notice, a commitment for a Replacement Senior Priority Facility that is for the entire amount of the Outside Commitment (the "Replacement SPF Commitment"), with same or lower pricing, and otherwise substantially identical to, the Outside Commitment. Although this right of first refusal is for the Final Senior Priority Lenders, not all of the Final Senior Priority Lenders shall be required to participate in the commitment, which commitment may be provided in part by any Revolving Credit Lender (such Revolving Credit Lenders and Final Security Priority Lenders executing the Replacement SPF Commitment collectively, the "Replacement SPF Lenders").

            (c) If a commitment is timely received from the Replacement SPF Lenders on or before 5:00 p.m. New York time on the SPF Commitment Date, is in an amount at least equal to the amount of the Outside Commitment, has pricing that is the same or lower than the Outside Commitment's pricing, and is otherwise substantially identical to the Outside Commitment, the Replacement SPF Lenders that provide the Replacement SPF Commitment by such time shall have the right to provide the entire Replacement Senior Priority Facility on or before the date which is the later of (i) the date on which the Outside Commitment expires and (ii) ten
      (10) Business Days after RRI's acceptance of the Replacement SPF Commitment from the Replacement SPF Lenders.

            (d) If (i) no Replacement SPF Commitment is delivered by such time,
      (ii) the Final Senior Priority Lenders decline in writing to provide such a commitment, or (iii) the Replacement SPF Lenders fail to close the transactions contemplated in the Replacement SPF Commitment on, or before the date which is the later of (X) the date on which the Outside Commitment expires and (Y) ten (10) Business Days after RRI's acceptance of the Replacement SPF Commitment, then subject to the terms of Section 11.28(e) below, the Replacement SPF Lenders shall no longer have any further rights under this Section 11.28.

                  (e) In the event RRI fails to consummate the closing of the financing set forth in the Outside Commitment by the date which is thirty (30) days after the date on which the Outside Commitment expires, or if the terms of the financing set forth in the Outside Commitment are changed or supplemented in any material respect, then RRI shall provide written notice to each Final Senior Priority Lender pursuant to Section 11.28(a) and the Final Senior Priority Lenders shall again have a right of first refusal to provide a commitment for a Replacement Senior Priority Facility pursuant to the terms of this Section 11.28. For the avoidance of doubt, it is understood and agreed by the parties hereto that any change in the economics of the Outside Commitment or the economics of the credit facility proposed therein (including, without limitation, the tenor of such facility, interest rate and/or fees applicable thereto, the collateral or any priority or preferential rights) shall constitute a material change in the terms of the financing set forth in the Outside Commitment."

         (FF) Schedule 6.5 of the Credit Agreement is hereby amended by adding the following new item at the end thereof:

            "41. (A) any assets owned by Texas Genco or any of its Subsidiaries upon the acquisition of the equity of Texas Genco as contemplated by
            Section 5.18 hereof, (B) the equity of Texas Genco or (C) any Permitted ERCOT Assets upon the acquisition thereof in accordance with Sections 6.3(x) and 6.5(b)(vi). For purposes of Section 2.11(h)(i), the foregoing assets in this item 41 are Eligible Assets, even if owned by a Non-Credit Party."

   SECTION 2. Waivers, Consents and Agreements.

         (A) In connection with the satisfaction of the condition precedent set forth in Section 4(D) hereof, the Lenders hereby waive the requirement set forth in Section 2.10(b) of the Credit Agreement that three (3) Business Days' prior notice be given to the Administrative Agent to terminate the Total Senior Priority Commitment.

         (B) The Lenders hereby consent and agree that RRI may withdraw all of the funds on deposit in the Purchase Escrow Account provided, that such funds are immediately used to make the prepayment of the Term Loans and the Revolving Credit Loans as contemplated by Section 4(C) hereof.

         (C) The Lenders hereby waive any requirement set forth in the Credit Agreement that prior notice be given to the Administrative Agent or any of Lenders in connection with the prepayment of the Term Loans and the Revolving Credit Loans as contemplated by Section 4(C) hereof and that such prepayment be accompanied by payments required by Section 2.14 hereof (such waiver relating solely to the timing of any payments required by Section 2.14, and not to the obligation to make such payments).

   SECTION 3. Representations and Warranties. Each of the Credit Parties represents and warrants as of the date hereof and as of the Amendment No. 2 Effective Date (as defined below), to each of the Agents, the Issuing Banks and the Lenders that:

         (A) the execution, delivery and performance by each of the Credit Parties of this Amendment, the Credit Agreement as modified by this Amendment, and any other documents delivered pursuant to Section 3 hereof to which such Credit Party is a party (i) have been duly authorized by all requisite corporate, partnership or limited liability company action (as applicable) on the part of each such Credit Party; and (ii) will not violate (x) any provision of any statute, rule or regulation, or any Organizational Document of any of the Credit Parties, (y) any applicable order of any court or any rule, regulation or order of any other agency of government, or (z) any indenture, agreement or other instrument to which any of the Credit Parties is a party or by which any of the Credit Parties or any of their respective properties is bound, or be in conflict with, result in a breach of, constitute (with notice or lapse of time or both) a default under, or create any right to terminate, any such indenture, agreement, or other instrument;

         (B) upon the occurrence of the Amendment No. 2 Effective Date, this Amendment and each other agreement delivered pursuant to Section 3 hereof will constitute the legal, valid and binding obligation of the applicable Credit Parties that are party thereto, enforceable in accordance with its terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally and by general equitable principles (regardless of whether the issue of enforceability is considered in a proceeding in equity or at law);

         (C) no Default or Event of Default shall have occurred and then be continuing under the Credit Agreement;

         (D) the Credit Parties have obtained all consents and waivers from any Persons necessary for the execution, delivery and performance of this Amendment and any other document or transaction contemplated hereby; and

         (E) after giving effect to this Amendment, all representations and warranties set forth in the Credit Agreement and the other Fundamental Documents are true, correct and complete in all material respects on and as of the date hereof with the same effect as if such representations and warranties had been made on and as of the date hereof, unless such representation and warranty is as of a specific date, in which case, as of such date.

   SECTION 4. Effective Date. This Amendment shall not become effective until the date on which all of the following conditions precedent shall have been satisfied, or waived in writing (such date being referred to herein as the "Amendment No. 2 Effective Date"):

         (A) The Administrative Agent shall have received fully executed counterparts of this Amendment duly executed by (i) the Credit Parties, (ii) the Agents, and (iii) the Required Lenders.

         (B) The Administrative Agent shall have received a fully executed copy of a withdrawal certificate delivered by RRI to Banc of America Securities LLC, pursuant to that certain Amended and Restated Purchase Escrow Account Securities Account Control Agreement, which withdrawal certificate shall request that all funds on deposit in such Purchase Escrow Account be transferred to a Deposit Account of RRI maintained with the Administrative Agent to be applied as provided in the following paragraph (C).

         (C) RRI shall have made a prepayment of the outstanding Term Loans and Tranche A Loans (on a pro rata basis, determined in accordance with the aggregate outstanding principal amount of the Term Loans and the aggregate outstanding principal amount of the Tranche A Loans) in an aggregate principal amount of not less than $784,000,000, and a prepayment of the outstanding Revolving Credit Loans in an aggregate principal amount of $132,750,000, less the amount of any Revolving Credit

Loans, if any, that may be borrowed on such date (without the reduction of the Total Revolving Credit Commitment).

         (D) The Administrative Agent shall have received a duly executed, irrevocable notice permanently terminating the Total Senior Priority Commitment in its entirety.

         (E) The Administrative Agent shall have received the written opinion of Bracewell & Patterson, L.L.P., counsel to the Credit Parties, dated the Amendment No. 2 Effective Date and addressed to the Agents, the Issuing Banks, the Collateral Agent, the Collateral Trustee and the Lenders opining that this Amendment and the transactions contemplated by this Amendment (including, without limitation, the prepayment of the Loans) do not violate any provision of any Secured Note Agreement, which opinion shall be in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

         (F) The Agents and their respective counsels shall have received such approvals, information, materials and documentation as any of the Agents or their respective counsel may reasonably request, which approvals, information, materials and documentation shall be reasonably satisfactory in form and substance to the Agents and their respective counsel.

         (G) All fees and other charges presently due and payable to the Administrative Agent or any Lender pursuant to any Fundamental Document shall have been paid by RRI (including, without limitation, any accrued, but unpaid Senior Priority Commitment Fees).

         (H) All out-of-pocket expenses incurred by the Agents and invoiced by 5:00 p.m. (New York City time) on Monday, December 22, 2003, which expenses have been incurred in connection with the Credit Agreement, this Amendment, any other Fundamental Document or the transactions contemplated by any of the foregoing (including, without limitation, the reasonable fees and disbursements of Clifford Chance US LLP) shall have been paid by RRI.

   SECTION 5. CONFIRMATION AND ACKNOWLEDGEMENT OF THE OBLIGATIONS; RELEASE. EACH OF THE BORROWERS HEREBY (A) CONFIRMS AND ACKNOWLEDGES TO THE AGENTS, THE ISSUING BANKS AND THE LENDERS THAT IT IS VALIDLY AND JUSTLY INDEBTED TO THE AGENTS, THE ISSUING BANKS AND THE LENDERS FOR THE PAYMENT OF ALL OBLIGATIONS (AS DEFINED IN THE CREDIT AGREEMENT) WITHOUT OFFSET, DEFENSE, CAUSE OF ACTION OR COUNTERCLAIM OF ANY KIND OR NATURE WHATSOEVER AND (B) REAFFIRMS AND ADMITS THE VALIDITY AND ENFORCEABILITY OF THE CREDIT AGREEMENT AND THE OTHER FUNDAMENTAL DOCUMENTS AND THE LIENS IN THE COLLATERAL AND THE MORTGAGED REAL PROPERTY ASSETS WHICH WERE GRANTED PURSUANT TO ANY OF THE FUNDAMENTAL DOCUMENTS OR OTHERWISE. EACH OF THE CREDIT PARTIES, ON ITS OWN BEHALF AND ON BEHALF OF ITS SUCCESSORS AND ASSIGNS, HEREBY WAIVES, RELEASES AND DISCHARGES EACH AGENT, EACH ISSUING BANK, EACH LENDER, EACH SECURED PARTY AND ALL OF THE AFFILIATES OF EACH AGENT, EACH ISSUING BANK, EACH LENDER AND EACH SECURED PARTY, AND ALL OF THE DIRECTORS, OFFICERS, EMPLOYEES, ATTORNEYS, AGENTS, SUCCESSORS AND ASSIGNS OF EACH AGENT, EACH ISSUING BANK, EACH LENDER, EACH SECURED PARTY AND SUCH AFFILIATES, FROM ANY AND ALL CLAIMS, DEMANDS, ACTIONS OR CAUSES OF ACTION (KNOWN AND UNKNOWN) ARISING OUT OF OR IN ANY WAY RELATING TO ANY OF THE FUNDAMENTAL DOCUMENTS AND ANY DOCUMENTS, AGREEMENTS, DEALINGS OR OTHER MATTERS CONNECTED WITH ANY OF THE FUNDAMENTAL DOCUMENTS, IN EACH CASE TO THE EXTENT ARISING (X) ON OR PRIOR TO THE AMENDMENT NO. 2 EFFECTIVE DATE OR (Y) OUT OF, OR RELATING

TO, ACTIONS, DEALINGS OR MATTERS OCCURRING ON OR PRIOR TO THE AMENDMENT NO. 2 EFFECTIVE DATE.

   SECTION 6. ACKNOWLEDGEMENT AND CONSENT BY THE GUARANTORS.

         (A) EACH OF THE GUARANTORS HEREBY ACKNOWLEDGES THAT IT HAS READ THIS AMENDMENT AND CONSENTS TO THE TERMS HEREOF AND FURTHER CONFIRMS AND AGREES THAT ITS GUARANTEE PURSUANT TO THE CREDIT AGREEMENT (OR IN THE CASE OF OPH, THE OPH GUARANTY AGREEMENT (AS DEFINED IN SECTION 1(V) ABOVE)) IS, AND SHALL CONTINUE TO BE, IN FULL FORCE AND EFFECT AND IS HEREBY CONFIRMED AND RATIFIED IN ALL RESPECTS.

         (B) EACH OF THE GUARANTORS HEREBY CONFIRMS AND ACKNOWLEDGES THAT IT IS VALIDLY AND JUSTLY INDEBTED TO THE ADMINISTRATIVE AGENT, THE ISSUING BANKS AND THE LENDERS FOR THE PAYMENT OF ALL OF THE OBLIGATIONS WHICH IT HAS GUARANTEED, WITHOUT OFFSET, DEFENSE, CAUSE OF ACTION OR COUNTERCLAIM OF ANY KIND OR NATURE WHATSOEVER.

         (C) EACH OF THE GUARANTORS HEREBY REAFFIRMS AND ADMITS THE VALIDITY AND ENFORCEABILITY OF THE CREDIT AGREEMENT AND THE FUNDAMENTAL DOCUMENTS TO WHICH IT IS A PARTY AND THE LIENS IN THE COLLATERAL AND THE MORTGAGED REAL PROPERTY ASSETS WHICH WERE GRANTED BY IT PURSUANT TO ANY OF THE FUNDAMENTAL DOCUMENTS OR OTHERWISE.

   SECTION 7. Costs and Expenses. RRI acknowledges and agrees that its obligations set forth in Section 11.4 of the Credit Agreement include the preparation, execution and delivery of this Amendment and any other documentation contemplated hereby or thereby (whether or not this Amendment becomes effective or the transactions contemplated hereby are consummated), including, but not limited to, the reasonable fees and disbursements of Clifford Chance US LLP, counsel to the Administrative Agent.

   SECTION 8. Limited Waiver or Modification; Ratification of Credit Agreement.

         (A) Except to the extent hereby expressly waived or modified, the Credit Agreement remains in full force and effect and is hereby ratified and confirmed.

         (B) This Amendment shall be limited precisely as written and shall not be deemed (i) to be a consent granted pursuant to, or a waiver or modification of, any other term or condition of the Credit Agreement or any of the instruments or agreements referred to therein or a waiver of any Default or Event of Default under the Credit Agreement, whether or not known to the Agents, the Issuing Banks or the Lenders or (ii) to prejudice any right or rights which the Administrative Agent, the Issuing Banks, the Lenders or any of the other Secured Parties may now have or have in the future under or in connection with any Fundamental Document or any of the instruments or agreements referred to in a Fundamental Document. The Administrative Agent, the other Agents, the Issuing Banks and the Lenders hereby expressly reserve all of the Administrative Agent's, the other Agents', the Issuing Banks', the Lenders' or any of the other Secured Parties' (as applicable) respective rights and remedies under the Credit Agreement and each of the other Fundamental Documents, as well as under applicable law. No failure to exercise, delay in exercising or any singular or partial exercise, by the Administrative Agent, the Agents, any of the Issuing Banks, any of the Lenders or any of the other Secured Parties, of any right, power or remedy hereunder or any of the other Fundamental Documents shall operate as a waiver thereof or in the case of a singular or partial exercise of a right, power or remedy, preclude any other or further exercise thereof of any other right, power or remedy, nor shall any of the Fundamental Documents be construed as a standstill or a forbearance by any of the Agents, the Issuing Banks, the Lenders or the other Secured Parties of their rights and remedies thereunder. All remedies of the Administrative Agent, the Agents, the Issuing Banks, the Lenders or the other Secured Parties are cumulative and are not exclusive of any other remedies under any other Fundamental Document or provided by applicable law. Except to the extent hereby modified, the Credit Agreement shall continue in full force and effect in accordance with the provisions thereof on the date hereof and the Credit Agreement as heretofore amended or modified and as modified by this Amendment are hereby ratified and confirmed. As used in the Credit Agreement, the terms "Credit Agreement," "this Agreement," "herein," "hereafter," "hereto," "hereof," and words of similar import, shall, unless the context otherwise requires, mean the Credit Agreement as modified by this Amendment. Reference to the terms "Agreement" or "Credit Agreement" appearing in the Exhibits or Schedules to the Credit Agreement or in the other Fundamental Documents shall, unless the context otherwise requires, mean the Credit Agreement as modified by this Amendment. This Amendment shall be deemed to have been jointly drafted, and no provision of it shall be interpreted or construed for, or against, any party hereto because such party purportedly prepared or requested such provision, any other provision, or this Amendment as a whole.

         SECTION 9. Counterparts. This Amendment may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. Delivery of an executed signature page to this Amendment by facsimile shall be as effective as delivery of a manually executed counterpart of this Amendment.

         SECTION 10. Fundamental Document. This Amendment is a Fundamental Document pursuant to the Credit Agreement and shall (unless expressly indicated herein or therein) be construed, administered, and applied, in accordance with all of the terms and provisions of the Credit Agreement.

         SECTION 11. Severability. Any provision of this Amendment which is invalid, illegal or unenforceable under the applicable law of any jurisdiction, shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without invalidating the remaining provisions hereof, and any such invalidity, illegality or unenforceability in any jurisdiction shall not invalidate such provision in any other jurisdiction.

         SECTION 12. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WHICH ARE APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY WITHIN THE STATE OF NEW YORK.

         SECTION 13. Successors and Assigns. The provisions of this Amendment shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.

         SECTION 14. Headings. The headings of this Amendment are for the purposes of reference only and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.


              [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

                                                                         ANNEX A

                              REVISED SECTION 5.18


         "Section 5.18 Texas Genco Option. (a) Funding of Option. Prior to the Specified Date, RRI shall be permitted to retain Net Cash Proceeds of all issuances of Junior Securities, which Net Cash Proceeds have not been used to repay the Term Loans and Tranche A Loans in the amount required under Section 2.11(g)(B) or retained by RRI as provided in Section 2.11(g)(B); provided, however, that all such Net Cash Proceeds are (A) held in the Purchase Escrow Account and (B) all amounts held in the Purchase Escrow Account are either used to fund the purchase of Texas Genco or are applied in accordance with the terms of this Section 5.18; provided, further, however, that RRI shall not be permitted to use any funds in the Purchase Escrow Account to fund the purchase of any equity of Texas Genco if an Event of Default has occurred and is continuing; and provided, further, however, that at any time after the acquisition by a Credit Party or a Subsidiary of a Credit Party of any Permitted ERCOT Asset, the aggregate outstanding principal amount of Junior Debt Securities that may be issued, the Net Cash Proceeds of which are deposited into the Purchase Escrow Account may not exceed an amount equal to $1 billion minus, the Basket Debt Amount (without giving effect to clause (iv) thereof).

         (b) Application of Funds Upon Purchase of Equity of Texas Genco. Upon the consummation of the purchase of any of the outstanding common stock of Texas Genco by RRI or any of its Subsidiaries, amounts held in the Purchase Escrow Account may be retained therein and may be used to pay the consideration for the purchase of the remaining equity of Texas Genco, to pay any control premium required to be paid in connection therewith and to repay any Indebtedness of Texas Genco required to be repaid in connection with such purchase. For purposes of clarification, if less than 100% of the equity of Texas Genco is initially purchased, any amounts remaining in the Purchase Escrow Account after such initial purchase shall remain in the Purchase Escrow Account until the earlier of (i) the date on which 100% of the equity of Texas Genco is purchased and any required control premium in connection therewith has been paid and (ii) the Outside Date, unless RRI elects to voluntarily terminate the Purchase Escrow Account and apply such balance to the repayment of outstanding Term Loans and Tranche A Loans.

         (c) Limitation on Minority Interest. RRI shall not be permitted to use the proceeds of the Purchase Escrow Account to purchase any minority interest in Texas Genco until RRI has completed the acquisition of the Equity Interests of Texas Genco pursuant to the Texas Genco Option or pursuant to a Permitted TG Purchase Transaction.

         (d) Application of Funds Upon Purchase of 100% of Equity of Texas Genco or Occurrence of Outside Date. If less than 100% of the equity of Texas Genco is initially purchased, then upon the earlier of (i) the consummation of the purchase of 100% of the equity of Texas Genco and the payment of any premium or the repayment of any indebtedness, in each case required to be paid in connection therewith and (ii) the Outside Date, RRI shall cause 50% of any cash remaining in the Purchase Escrow Account to be applied (within three (3) Business Days) to repay the outstanding Term Loans and outstanding Tranche A Loans, on a pro rata basis determined in accordance with the aggregate outstanding principal balance of the Term Loans and the aggregate outstanding principal balance of the Tranche A Loans and the other 50% shall be released to RRI for general corporate purposes.

         (e) Application of Funds Upon Expiration or Termination of Option and there is no Permitted TG Purchase Transaction. If the Texas Genco Option has expired or terminated and by September 15, 2004, neither RRI nor TG Holdco has executed a definitive agreement with CenterPoint and any of its Subsidiaries in connection with a Permitted TG Purchase Transaction (and provided, that CenterPoint and any of its Subsidiaries has not sold or otherwise disposed of more than twenty percent

(20%) of the issued and outstanding common stock of Texas Genco to a Person other than RRI or one of its Subsidiaries), then RRI shall cause 50% of such remaining cash to be applied (within three (3) Business Days) to repay the outstanding Term Loans and outstanding Tranche A Loans, on a pro rata basis determined in accordance with the aggregate outstanding principal balance of the Term Loans and the aggregate outstanding principal balance of the Tranche A Loans and the other 50% of such cash shall be released to RRI for general corporate purposes. In the event that CenterPoint or any of its Subsidiaries sells or otherwise disposes of more than twenty percent (20%) of the issued and outstanding common stock of Texas Genco to a Person other than RRI or one of its Subsidiaries, then (1) RRI shall provide written notice to the Agents upon any executive officer of RRI or any of its Subsidiaries obtaining knowledge thereof and (2) upon receipt of such notice, any cash in the Purchase Escrow Account shall be applied as provided in the immediately preceding sentence.

         (f) Funding of Purchase. RRI shall be permitted to fund and/or finance a portion of the acquisition of Texas Genco in an amount up to 50% of the Enterprise Value of Texas Genco with the following; provided that, subject to the terms of the last sentence of this Section 5.18(f), any of the following are incurred, consummated or committed (as applicable) no later than the consummation of the purchase of any of the outstanding common stock of Texas Genco by RRI or any of its Subsidiaries pursuant to the Texas Genco Option or a Permitted TG Purchase Transaction (as applicable): (i) proceeds of purchase money indebtedness incurred by Texas Genco in which case such purchase money indebtedness shall be secured by the assets of Texas Genco and its Subsidiaries and the equity of Texas Genco shall be pledged to the Collateral Trustee as collateral security for the Obligations, (ii) in the event less than 100% of the equity of Texas Genco is acquired, proceeds of indebtedness incurred by TG Holdco in which case (x) such indebtedness shall be secured solely by the Equity Interests of Texas Genco and not in any assets of Texas Genco and (y) the Equity Interests of TG Holdco and any shareholder of TG Holdco (other than any third party not an Affiliate of RRI holding Equity Interests in Texas Genco or TG Holdco) shall be pledged to the Collateral Trustee as collateral security for the Obligations, (iii) existing indebtedness of Texas Genco outstanding on the date of purchase and permitted to remain outstanding (which indebtedness (x) may be secured by the assets of Texas Genco if RRI causes Texas Genco to incur purchase money indebtedness as contemplated by clause (i) above or (y) shall be secured solely by the equity of Texas Genco and shall not be secured by the assets of Texas Genco or its Subsidiaries if RRI causes TG Holdco to incur indebtedness as contemplated by clause (ii) above) and (iv) sales or other dispositions by RRI or TG Holdco of the equity of RRI, TG Holdco, Texas Genco or the Subsidiaries of Texas Genco, subject to Section 5.18(j) below. The funding of the purchase of Texas Genco shall be conducted by RRI or TG Holdco on a basis that is non-recourse to RRI or any of its Subsidiaries (other than Texas Genco or its Subsidiaries or TG Holdco; provided, that the assets of Texas Genco and its Subsidiaries may only be subject to a security interest in respect of indebtedness incurred by Texas Genco in accordance with the foregoing). In the event that the assets of Texas Genco are not pledged to secure the indebtedness of Texas Genco as permitted herein, RRI shall cause Texas Genco to grant a security interest in its assets to the Collateral Trustee as collateral security for the Secured Obligations unless the definitive loan document for any Indebtedness incurred by Texas Genco or TG Holdco (as applicable) as permitted by clause (i) or clause (ii) above, expressly prohibits the granting of such security interest. In all circumstances, Texas Genco will not be permitted to grant a security interest in any of its assets without the simultaneous pledge and delivery of the equity of Texas Genco (other than equity owned by any third party not an Affiliate of RRI) to the Collateral Trustee as collateral security for the Obligations. To the extent RRI finances the acquisition of Texas Genco with any purchase money indebtedness as provided hereunder, no term loans under such permitted purchase money indebtedness may be reborrowed once repaid. Any refinancing of such purchase money indebtedness may not be for a principal amount in excess of the outstanding principal amount and unfunded commitments of such original purchase money indebtedness on the date of such refinancing. In addition to any purchase money indebtedness permitted under this Section 5.18(f), RRI shall be permitted to cause Texas Genco or TG Holdco to obtain a working capital credit facility (with recourse solely to


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
Texas Genco or TG Holdco and its assets) in an amount not to exceed fifty million dollars ($50,000,000); provided, that such working capital facility (x) may be secured by the assets of Texas Genco if RRI causes Texas Genco to incur purchase money indebtedness as contemplated by clause (i) above or (y) shall be secured solely by the equity of Texas Genco and shall not be secured by the assets of Texas Genco or its Subsidiaries if RRI causes TG Holdco to incur indebtedness as contemplated by clause (ii) above. The foregoing working capital credit facility shall require an annual clean down of all outstandings (other than letters of credit and cash posted) thereunder for a period of not less than ten (10) consecutive calendar days. Notwithstanding the terms of the first proviso appearing in this Section 5.18(f), RRI shall be able to fund and/or finance the purchase of minority equity interests of Texas Genco after the consummation of the purchase of equity interests pursuant to the Texas Genco Option, with proceeds of Indebtedness described in clauses (i) and/or (ii) of this Section 5.18(f); provided, that in no event, shall the aggregate amount of funding and/or financing from transactions described in clauses (i) through (iv) of this Section 5.18(f), at any time, exceed 50% of the applicable Enterprise Value.

         (g) Application of Funds in Excess of Term Loan and Tranche A Loan. Notwithstanding the provisions of this Section 5.18, to the extent that the amount to be applied to the payment of Term Loans and Tranche A Loans under this
Section 5.18 exceeds the aggregate amount of Term Loans and Tranche A Loans then outstanding, such excess shall be applied first, to the mandatory prepayment of the Revolving Credit Loans and then to cash collateralize Revolver L/C Exposure at 105% of the aggregate face amount thereof. All mandatory prepayments of the Revolving Loans shall permanently reduce the Revolving Credit Commitment on a dollar-for-dollar basis.

         (h) Cash in Purchase Escrow Account. It is understood that any cash in the Purchase Escrow Account shall be Collateral for the Obligations as provided in the Collateral Trust Agreement.

         (i) Limitation on Funds Used to Acquire Texas Genco. Notwithstanding anything to the contrary contained herein, the only source of funds used to acquire the equity of Texas Genco shall be (i) funds held in the Purchase Escrow Account or (ii) proceeds of permitted purchase money Indebtedness and equity issuances referred to in Section 5.18(f) hereof. Neither RRI nor any of its Subsidiaries may be permitted to use cash on hand or the proceeds of any Loan to acquire any equity of Texas Genco.

         (j) Rights of Minority Interests. To the extent RRI seeks to sell equity in Texas Genco or TG Holdco, RRI shall ensure that the operative agreement for the Joint Venture to be formed as a result of such sale, contains the terms and provisions outlined in Schedule 5.18(j) hereof.

         (k) Voluntary Termination. RRI shall have the right at any time to terminate voluntarily the Purchase Escrow Account upon five (5) Business Days' prior written notice to the Administrative Agent and the Collateral Trustee. Upon any termination of the Purchase Escrow Account, RRI shall cause all amounts on deposit in the Purchase Escrow Account to be applied in accordance with the first sentence of Section 5.18(e) hereof.

         (l) Termination upon the Acquisition of Permitted ERCOT Assets. In the event that RRI or any Subsidiary of RRI acquires Permitted ERCOT Assets with an aggregate ERCOT Asset Purchase Price of more than $250 million, the Purchase Escrow Account shall terminate automatically and RRI shall cause all amounts on deposit therein shall be applied in accordance with the first sentence of
Section 5.18(e) hereof.


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